Exhibit 10.3

Name:
Number of Restricted Stock Units subject to Award:
Date of Grant:

Trinseo PLC

Amended & Restated 2014 Omnibus Incentive Plan

Restricted Stock Unit Agreement

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Trinseo PLC (the “Company”) to the undersigned (the “Grantee”) pursuant to the Trinseo PLC Amended and Restated 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.Grant of Restricted Stock Units. On the date of grant set forth above (the “Grant Date”) the Company granted to the Grantee an award consisting of the right to receive, on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The grant of the Restricted Stock Units is a one-time benefit and does not create any contractual or other right for the Grantee to receive a grant of restricted stock units or benefits in lieu of restricted stock units in the future.

The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are delivered under this Award.

2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.Dividend Equivalents. During the period beginning on the Grant Date and ending on the date that shares of Stock are issued in settlement of vested Restricted Stock Units, the Grantee will accrue dividend equivalents on the Restricted Stock Units equal to any cash dividend or cash distribution that would have been paid on the Restricted Stock Unit had that Restricted Stock Unit been an issued and outstanding share of Stock on the record date for the dividend or distribution. Such accrued dividend equivalents (i) will vest and become payable upon the same terms and at the same time of settlement as the Restricted Stock Unit to which they relate (and will be payable with respect to any shares of Stock that are issued or that are withheld pursuant to Section 8 in order to satisfy Grantee’s Tax-Related Items), (ii) will be denominated and payable solely in cash and paid in such manner as the Company deems appropriate, and (iii) will not bear or accrue interest. Dividend equivalent payments, at settlement, will be net of applicable federal, state, local and foreign income and social insurance withholding taxes as provided in Section 8.

Exhibit 10.3

Upon the forfeiture of the Restricted Stock Units, any accrued dividend equivalents attributable to such Restricted Stock Units will also be forfeited.

4.Vesting, etc.

(a)	The Award shall vest in three equal installments on the first, second and third anniversary of the Grant Date (each such date, a “Vesting Date”), subject to the Grantee’s continued Employment with the Company through each applicable Vesting Date.

(b)	Except as provided in sections (c) and (d) below, if the Grantee’s Employment with the Company terminates for any reason prior to any Vesting Date, the unvested portion of the Award will be automatically and immediately forfeited upon such termination.

(c)	If the Grantee’s Employment terminates due to his or her Retirement (as defined below), death, Permanent Disability, or due to a restructuring or redundancy, in each case, prior to any Vesting Date, the Award, to the extent then outstanding, will be treated as follows:

i.	If the Grantee’s Employment terminates as a result of the Grantee’s Retirement (as defined below), following such termination the Award will continue to vest as if the Grantee had remained in continuous Employment through the Vesting Date. For purposes hereunder, “Retirement” means a retirement from active Employment after the Grantee has attained age 55 with at least 10 years of continuous service with the Company, or its predecessor entity, The Dow Chemical Company, or any of its subsidiaries, or as defined in the Grantee's employment or other agreement with the Company.

ii.If the Grantee’s Employment is terminated due to his or her death or by the Company due to his or her Permanent Disability, upon such termination, the Award will immediately vest in full as to the total number of Restricted Stock Units subject to the Award.

iii.If the Grantee’s Employment is terminated by the Company other than for Cause in connection with a restructuring or redundancy, as determined by the Company, upon such termination, the Award will vest in full as to the total number of Restricted Stock Units subject to the Award.

(d)	If, within the twenty-four (24)-month period following the occurrence of a Change in Control (as defined below), (A) the Grantee’s Employment is terminated by the Company other than for Cause or, (B) if the Grantee is a current member of the Company’s executive leadership team and is subject to an effective employment or other individual agreement with the Company that provides the Grantee with the ability to terminate his or her employment for “good reason” (with such term having the meaning

Exhibit 10.3

ascribed thereto in the employment or other individual agreement, if any, between the Grantee and the Company for so long as such agreement is in effect), upon such termination and in lieu of the treatment provided for in Section 4(b)ii above, the Award, to the extent then outstanding, will immediately vest in full as to the total number of Restricted Stock Units subject to the Award.

i.	For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

1.	an event in which any “person,” as such term is used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

2.	the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (1) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 50% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

Exhibit 10.3

3.	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A would become payable under the Award by reason of a Change in Control, it shall become payable only if the event or circumstances constituting the Change in Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A and the Treasury Regulations thereunder.

5.Delivery of Stock. Subject to Section 9(b), the Company shall, as soon as practicable upon the vesting of the Restricted Stock Units or any portion thereof as provided in Section 4(a), (c) or (d) of this Agreement (but in no event later than thirty (30) days following the date on which such Restricted Stock Units, or any portion thereof, vest) effect delivery of the Stock with respect to such vested Restricted Stock Units, or any portion thereof, to the Grantee (or, in the event of the Grantee’s death, to the Grantee’s beneficiary, which for purposes hereunder shall be (a) if permitted by the Administrator, the person(s) who has been designated by the Grantee in writing in a form and manner acceptable to the Administrator to receive the Award in the event of the Grantee’s death or (b) in the event no beneficiary designation has been made by the Grantee, the Grantee’s estate). No Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Stock have been complied with to the satisfaction of the Administrator, including, for the avoidance of doubt to the extent required by Irish law, the payment by the Grantee to the Company of an amount in cash equal to the aggregate par value of the shares of Stock to be delivered in respect of the vested Restricted Stock Units on, or within thirty (30) days of, the vesting of the Restricted Stock Units. The actual amount the Grantee will be required to pay will be determined at the time that the Award vests based on the par value of the Company’s Stock on the final Vesting Date.

6.Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Without limiting the foregoing, the Administrator may recover Restricted Stock Units, or shares granted upon settlement of Restricted Stock Units, in accordance with the Company’s Policy for Recoupment of Incentive Compensation (as may be amended from time to time) or as otherwise required by applicable law or applicable stock exchange listing standards. Nothing in the preceding sentence shall be construed as limiting the general application of Section 12 of this Agreement.

7.Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

Exhibit 10.3

8.Responsibility for Taxes & Withholding. Regardless of any action the Company or any of its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates. The Grantee further acknowledges that the Company and/or its Affiliates (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect to the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Stock upon settlement of the Restricted Stock Units, the subsequent sale of Stock acquired pursuant to such issuance and the receipt of any dividends and/or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Grantee acknowledges that Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or its Affiliates to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or its Affiliates, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)withholding from the Grantee’s wages/salary or other cash compensation paid to the Grantee by the Company and/or its Affiliates; or

(ii)withholding from proceeds of the Stock acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization); or

(iii)withholding in Stock to be issued upon vesting/settlement of the Restricted Stock Units provided, however, that if the Grantee is a Section 16 officer of the Company under the 1934 Act, then the Company will withhold in shares of Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.

To avoid negative accounting treatment, the Company and/or its Affiliates may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax- Related Items is satisfied by withholding in Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock attributable to the vested Restricted Stock Units, notwithstanding that a number of share are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Exhibit 10.3

The Grantee shall pay to the Company and/or its Affiliates any amount of Tax- Related Items that the Company and/or its Affiliates may be required to withhold or account for as a result of the Grantee’s participation in the Plan that will not for any reason be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

By accepting this grant of Restricted Stock Units, the Grantee expressly consents to the methods of withholding Tax-Related Items by the Company and/or its Affiliates as set forth herein, including the withholding of Stock and the withholding from the Grantee's wages/salary or other amounts payable to the Grantee. All other Tax-Related Items related to the Restricted Stock Units and any Stock delivered in satisfaction thereof are the Grantee's sole responsibility.

9.Other Tax Matters.

(a)	The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” under U.S. federal tax laws with respect to the Award.

(b)	If, at the time of the Grantee’s termination of employment, the Grantee is a “specified employee,” as defined below, to the extent required by Section 409A, any and all amounts payable on account of the Grantee’s separation from service that constitute deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Grantee’s death. For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Treasury Regulations section 1.409A-1(h) after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury Regulation section 1.409A-1(i). Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

10.Effect on Employment. Neither the grant of the Restricted Stock Units, nor the delivery of Stock upon vesting of any portion thereof, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

11.Acknowledgements. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (i)

Exhibit 10.3

this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

12.Authorization to Release and Transfer Necessary Personal Information. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and the Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and the Affiliates may hold certain personal information about the Grantee including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Restricted Stock Units and/or Stock held and the details of all Restricted Stock Units or any other entitlement to Stock awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Grantee’s participation in the Plan (the “Data”). The Grantee understands that the Data may be transferred to the Company or any of the Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Restricted Stock Units under the Plan or with whom Stock acquired pursuant to the vesting of the Restricted Stock Units or cash from the sale of such Stock may be deposited. Furthermore, the Grantee acknowledges and understands that the transfer of the Data to the Company or the Affiliates or to any third parties is necessary for his or her participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting his or her local human resources representative in writing. The Grantee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Restricted Stock Units, and his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

Finally, upon request of the Company or the Grantee’s employer (the “Employer”), the Grantee agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the

Exhibit 10.3

Employer) that the Company and/or the Employer may deem necessary to obtain from the Grantee for the purpose of administering the Grantee’s participation in the Plan in compliance with the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands and agrees that the Grantee will not be able to participate in the Plan if the Grantee fails to provide any such consent or agreement requested by the Company and/or the Employer.

13.Electronic Delivery and Execution. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Award made or offered under the Plan. The Grantee understands that, unless revoked by the Grantee by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Grantee also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

14.Appendix. Notwithstanding any provision of the Agreement to the contrary, this Restricted Stock Unit grant and the Stock acquired under the Plan shall be subject to any and all special terms and provisions as set forth in the Appendix, if any, for the Grantee’s country of residence (and country of employment, if different). Moreover, if the Grantee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of the Agreement.

15.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[Signature page follows.]

Exhibit 10.3

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

TRINSEO PLC

By:

Name:

Title:

Dated:

Acknowledged and Agreed:

By:

Signature Page to Restricted Stock Unit Agreement

Exhibit 10.3

COUNTRY APPENDIX

ADDITIONAL TERMS AND CONDITIONS TO RESTRICTED STOCK UNIT AGREEMENT

This Country Appendix (“Appendix”) includes the following additional terms and conditions that govern the Grantee’s Restricted Stock Unit Award for all the Grantees that reside and/or work outside of the United States.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time that the Restricted Stock Units vest, or Stock is delivered in settlement of the Restricted Stock Units, or the Grantee sells any Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and none of the Company, its Affiliates, nor the Administrator is in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country of residence and/or work may apply to the Grantee’s situation.

Finally, if the Grantee transfers employment after the Grant Date, or is considered a resident of another country for local law purposes following the Grant Date, the notifications contained herein may not be applicable to the Grantee, and the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Grantee.

Terms and Conditions Applicable to All Non-U.S. Jurisdictions

English Language. The Grantee acknowledges and agrees that it is the Grantee’s express intent that this Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Unit Award, be drawn up in English. If the Grantee has received this Agreement, the Plan or any other rules, procedures, forms or documents related to the Restricted Stock Unit Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Restricted Stock Unit prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval

Exhibit 10.3

the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, the Grantee agrees that the Company shall have unilateral authority to amend the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Stock.

Insider Trading/Market Abuse.  The Grantee acknowledges that, depending on the Grantee’s or his or her broker's country or where the shares of Stock are listed, the Grantee may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock (e.g., phantom awards, futures) during such times the Grantee is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information.  Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Keep in mind third parties includes fellow employees.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  The Grantee is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

Exchange Control, Foreign Asset/Account and/or Tax Reporting.  Depending upon the country to which laws the Grantee is subject, the Grantee may have certain foreign asset/account and/or tax reporting requirements that may affect the Grantee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalents or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Grantee’s country of residence.  The Grantee’s country may require that the Grantee reports such accounts, assets or transactions to the applicable authorities in his or her country.  The Grantee also may be required to repatriate cash received from participating in the Plan to the Grantee’s country within a certain period of time after receipt.  The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

Commercial Relationship. The Grantee expressly recognizes that the Grantee’s participation in the Plan and the Company’s Award grant does not constitute an employment relationship between the Grantee and the Company. The Grantee has been granted Restricted Stock Units as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Grantee’s sole employer. Based on the foregoing, (a) the Grantee expressly recognizes the Plan and the benefits the Grantee may derive from participation in the Plan do not establish any rights between the Grantee and the Affiliate that employs the Grantee, (b) the Plan and the benefits the Grantee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate that employs the Grantee, and (c) any modifications or amendments of the Plan by the Company or the Administrator, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Affiliate that employs the Grantee.

Exhibit 10.3

Private Placement. The grant of the Award is not intended to be a public offering of securities in the Grantee’s country of residence and/or employment but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Restricted Stock Unit Award is not subject to the supervision of the local securities authorities.

Additional Acknowledgements. The GRANTEE also acknowledges and agrees to the following:

●	The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

●	All decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company.

●The future value of the underlying Stock is unknown, undeterminable and cannot be predicted with certainty.

●	The Award and the Stock subject to the Award, and the income and value of same, are not part of normal or expected compensation or salary for any purpose and are not intended to replace any pension rights or compensation.

●The Grantee’s participation in the Plan is voluntary.

●	No claim or entitlement to compensation or damages arises from the forfeiture of the Award or any of the Restricted Stock Units, the termination of the Plan, or the diminution in value of the Restricted Stock Units or Stock, and the Grantee irrevocably releases the Company, its Affiliates, the Administrator and their affiliates from any such claim that may arise.

●	The Restricted Stock Unit and the Stock subject to the Restricted Stock Unit, and the income and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.

●	Unless otherwise agreed with the Company in writing, the Award and the Stock subject to the Restricted Stock Unit, and the income and value of same, are not granted as consideration for, or in connection with, any service the Grantee may provide as a director of the Company or its Affiliates.

●	Neither the Company nor its Affiliates shall be liable for any foreign exchange rate fluctuation between the Grantee's local currency and the U.S. Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Stock acquired upon settlement.

Exhibit 10.3

●	None of the Company, its Affiliates, nor the Administrator is providing any tax, legal or financial advice or making any recommendations regarding the Grantee’s participation in the Plan, the grant, vesting or settlement of the Grantee’s Restricted Stock Units, or the Grantee’s acquisition or sale of the Stock delivered in settlement of the Restricted Stock Units. The Grantee is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Plan before taking any action related to the Plan.

Exhibit 10.3

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / UNITED KINGDOM

Terms and Conditions

Employee Data Privacy. If the Grantee resides and/or works in the EU/EEA, Switzerland or the United Kingdom, the following provisions replace Section 12 of the Agreement in its entirety:

The Company, with its address at 440 E. Swedesford Road, Suite 301, Wayne, PA 19087, USA, is the controller responsible for the processing of the Grantee’s personal data by the Company and the third parties noted below, and its representative in Italy for privacy purposes is A.P.I. Applicazioni Plastiche Industriali S.p.A. with its registered address at Via Dante Alighieri n. 27, 36065 Mussolente (VI) Italy.

(a)Data Collection and Usage. Pursuant to applicable data protection laws, the Grantee is hereby notified that the Company collects, processes and uses certain personally-identifiable information about the Grantee for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including the Grantee’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in the Company, and details of all Restricted Stock Units, any other entitlement to shares of Stock awarded, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Grantee’s employer (“Personal Data”). In granting the Restricted Stock Units under the Plan, the Company will collect Personal Data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of Personal Data is the necessity of the processing for the Company to perform its contractual obligations under the Agreement and the Plan and the Company’s legitimate business interests of managing the Plan, administering employee equity awards and complying with its contractual and statutory obligations.

(b)Stock Plan Administration Service Provider. The Company transfers Personal Data to Merrill Lynch and its affiliates, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with another company that serves in a similar manner. The Company’s service provider will open an account for the Grantee to receive and trade shares of Stock. The Grantee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Grantee’s ability to participate in the Plan. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan.

(c)International Data Transfers. The Company and its service providers are based in the United States or elsewhere throughout the world. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company's legal basis for the transfer of the Grantee’s Personal Data to the United States is to satisfy its contractual obligations under the terms and conditions of this Agreement.

Exhibit 10.3

(d)Data Retention. The Company will use Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s country. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on processing of Personal Data, (v) lodge complaints with competent authorities in the Grantee’s country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding the Grantee’s rights or to exercise the Grantee’s rights, the Grantee may contact his or her local partner or human resources representative.

BELGIUM

Notifications

Foreign Asset / Account Reporting Information. If Grantee is a Belgian resident, Grantee is required to report any taxable income attributable to the grant of the Restricted Stock Units on his or her annual tax return. In addition, the Grantee is required to report any securities (e.g., Stock) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium (www.nbb.be) under the caption Kredietcentrales / Centrales des crédits.

Stock Exchange Tax.  A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker.  If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly.  The stock exchange tax likely will apply when shares of Stock acquired under the Plan are sold.  Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

Annual Securities Account Tax Information.  An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30).  In such case, the tax will be due on the value of the qualifying securities held in such account.  The Grantee should consult with his or her personal tax advisor regarding the application of this tax.

Exhibit 10.3

DENMARK

Terms and Conditions

Stock Option Act.  Notwithstanding any provisions in the Agreement to the contrary, if the Grantee is determined to be an "Employee," as defined in section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares, etc. in Employment Relationships (the "Stock Option Act"), the treatment of the Award upon termination of employment shall be governed by the Stock Option Act.  However, if the provisions in the Agreement or the Plan governing the treatment of the Award upon a termination are more favorable, the provisions of the Agreement or the Plan will govern.

FRANCE

Terms and Conditions

Use of English Language. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Notifications

Award Not French Qualified. The Grantee understands and acknowledges that the Restricted Stock Units granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.

Exchange Control Information. Grantee must declare to the customs and excise authorities any cash or securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €10,000.

Foreign Account / Assets Reporting Information. If the Grantee is a French resident and retains Stock acquired under the Plan outside of France or maintains a foreign bank account, the Grantee is required to report such to the French tax authorities when filing the Grantee's annual tax return. Failure to comply could trigger significant penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Grantee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of the Stock acquired under the Plan, the bank will make the report for the Grantee. Grantee is responsible for satisfying any applicable reporting obligation.

HONG KONG

Terms and Conditions

Exhibit 10.3

Settlement of Restricted Stock Units. In the event that any of the Restricted Stock Units are settled within six (6) months of the Grant Date, the Grantee agrees that the Grantee (or his / her beneficiary) will not sell or otherwise dispose of any such shares of Stock prior to the six (6)-month anniversary of the Grant Date.

Wages. The Restricted Stock Unit Award and shares of Stock underlying the Restricted Stock Unit Award do not form part of the Grantee's wages for the purposes of calculating any statutory or contractual payments under Hong Kong law. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Notifications

Securities Law Information. Warning: The Restricted Stock Unit Award and any Stock issued pursuant to the settlement of the Restricted Stock Units do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Agreement, the Plan, and any rules, procedures, forms or other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Award and any related documentation are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Grantee is in any doubt about any of the contents of the Agreement, the Plan, or any rules, procedures or forms, the Grantee should obtain independent professional advice.

INDIA

Notifications

Exchange Control Information. The Grantee understands that he or she must repatriate any proceeds from the sale of Stock and any cash dividends or dividend equivalents acquired under the Plan to India and convert the proceeds into local currency within 90 days or 180 days of receipt, respectively or such other period of time as may be required under applicable regulations. The Grantee will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Grantee deposits the foreign currency. The Grantee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Grantee is responsible for complying with applicable exchange control laws in India.

Foreign Account / Assets Reporting Information. The Grantee is required to declare any foreign bank accounts and any foreign financial assets (including Stock acquired under the Plan) in Grantee’s annual tax return. It is Grantee’s responsibility to comply with this reporting obligation and he or she should consult his or her personal tax advisor in this regard.

INDONESIA

Notifications

Exchange Control Information. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document

Exhibit 10.3

of that transaction will have to be submitted to the relevant local bank.  If the Grantee repatriates funds (e.g., proceeds from the sale of Stock) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia.

For transactions of USD 10,000 or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and the Grantee may be required to provide information about the transaction to the bank in order to complete the transaction.

Foreign Account / Assets Reporting Information. Indonesian residents have the obligation to report their worldwide assets (including foreign accounts and Stock acquired under the Plan) in their annual individual income tax return. In addition, if there is a change of position of any of the foreign asset the Grantee holds (including Stock acquired under the Plan), the Grantee must report this change in position (i.e., sale of Stock) to the Bank of Indonesia no later than the 15th day of the month following the change in position.

IRELAND

Notifications

Director Notification Obligation.  Directors, shadow directors and secretaries of an Irish Subsidiary or other affiliate of the Company whose interest in the Company represents more than 1% of the Company’s voting share capital must notify the Irish Subsidiary or other affiliate of the Company in writing when acquiring or disposing of their interest in the Company (e.g., Restricted Stock Units, Stock, etc.), when becoming aware of the event giving rise to the notification requirement, or when becoming a director or secretary if such an interest exist at the time.  This notification requirement also applies to any rights or shares acquired by the director’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

ITALY

Terms and Conditions

Plan Document Acknowledgment. The Grantee further acknowledges that he or she has read and specifically and expressly approves the Data Privacy section above as well as the following sections of the Agreement Section 1 (“Grant of Restricted Stock Units”); Section 4 (“Vesting”); Section 5 (“Delivery of Stock”), Section 6 (“Forfeiture; Recovery of Compensation”); Section 7 (“Nontransferability”); Section 8 (“Responsibility for Taxes & Withholding”); Section 13 (“Imposition of Other Requirements”); Appendix (“English Language”; “Additional Acknowledgements”).

Notifications

Foreign Asset / Account Reporting Information. The Grantee understands that if the Grantee is an Italian resident and at any time during the fiscal year the Grantee holds foreign financial assets (including cash and Stock) which may generate income taxable in Italy, the Grantee is required to report these assets on the Grantee’s annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due.  These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets, even if the Grantee does not directly hold investments abroad or foreign assets.

Exhibit 10.3

Tax on Foreign Financial Assets. Individuals resident in Italy are subject to a tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets (including Stock) on December 31 or on the last day the Stock were held (the tax is levied in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

Exhibit 10.3

MEXICO

Terms and Conditions

Plan Document Acknowledgement. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which the Grantee has reviewed. The Grantee acknowledges further that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. The Grantee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in “Additional Acknowledgements” in this Appendix, which clearly provides as follows:

(1)The Grantee’s participation in the Plan does not constitute an acquired right;

(2)The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis;

(3)The Grantee’s participation in the Plan is voluntary; and

(4)Neither the Company nor any Affiliates are responsible for any decrease in the value of the Award granted and/or Stock issued under the Plan.

Labor Law Policy and Acknowledgment

By accepting the Restricted Stock Units, the Grantee expressly recognizes that the Company, with registered offices at Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland D02 X576, is solely responsible for the administration of the Plan and that the Grantee’s participation in the Plan and acquisition of Stock do not constitute an employment relationship between the Grantee and the Company since the Grantee is participating in the Plan on a wholly commercial basis and his or her sole employer is Trinseo de Mexico, S. de R.L. de C.V., Trinseo Services de Mexico, S. de R.L. de C.V., or Altuglas Mexico S.A. de C.V. (together, “Trinseo Mexico”). Based on the foregoing, the Grantee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Grantee and the employer, Trinseo Mexico, and do not form part of the employment conditions and/or benefits provided by Trinseo Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment.

The Grantee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation at any time without any liability to the Grantee.

Finally, the Grantee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Grantee therefore grants a full and broad release to the Company, and its subsidiaries, branches, representative offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Exhibit 10.3

Spanish Translation

Reconocimiento del Documento del Plan

Al aceptar las Unidades de Acciones Restringidas, el Beneficiario reconoce que ha recibido una copia del Plan y el Acuerdo, con inclusión de este Anexo, que el Beneficiario ha revisado. El Beneficiario reconoce, además, que acepta todas las disposiciones del Plan y en el Acuerdo, incluyendo este Anexo. El Beneficiario también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección “Reconocimientos Adicionales” de este Anexo, que claramente dispone lo siguiente:

(1)La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)El Plan y la participación del Beneficiario en el Plan se ofrecen por la Compañía en su discrecionalidad total;

(3)Que la participación del Beneficiario en el Plan es voluntaria; y

(4)Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor del Premio y/o Acciones Ordinarias emitidas bajo el Plan.

Política Laboral y Reconocimiento

Al aceptar las Unidades de Acciones Restringidas, el Beneficiario expresamente reconoce que la Compañía, con sus oficinas registradas y ubicadas en Riverside One, Sir John Rogerson’s Quay, Dublin 2, Dublin, Ireland D02 X576, es la única responsable por la administración del Plan y que la participación del Beneficiario en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa en el Plan en un marco totalmente comercial y su único patrón es Trinseo de Mexico, S. de R.L. de C.V., Trinseo Services de Mexico, S. de R.L. de C.V., o Altuglas Mexico S.A. de C.V. (juntos, “Trinseo Mexico”). Derivado de lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Beneficiario y el patrón, Trinseo Mexico, y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Trinseo Mexico, y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Beneficiario.

Asimismo, el Beneficiario reconoce que su participación en el Plan se ha resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Beneficiario en cualquier momento y sin responsabilidad alguna frente el Beneficiario.

Finalmente, el Beneficiario por este medio declara que no se reserva ninguna derecho o acción en contra de la Compañía por cualquier compensación o daños y perjuicios en relación de las disposiciones del Plan o de los beneficios derivados del Plan, y por lo tanto, el Beneficiario otorga el más amplio finiquito que en derecho proceda a la Compañía, y sus filiales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

Exhibit 10.3

Notifications

Securities Law Notification.

The Restricted Stock Units granted, and any Stock acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to the Grantee because of the Grantee’s existing relationship with the Company and any Affiliate, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Trinseo Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

Terms and Conditions

Waiver of Termination Rights.  In consideration of the grant of the Restricted Stock Units, the Grantee agrees that he or she waives any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Grantee ceases to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

SINGAPORE

Terms and Conditions

Restriction on Sale of Shares of Stock.  To the extent the Restricted Stock Units vest within six (6) months of the Grant Date, the Grantee may not dispose of the Stock issued upon settlement of the Restricted Stock Units, or otherwise offer the Stock to the public, prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) and in accordance with any other applicable provision of the SFA.

Notifications

Securities Law Information. The Restricted Stock Units are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares being subsequently offered for sale to any other part. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore.

Director Notification. If the Grantee is a director (including alternate director, substitute associate and shadow director) of a Singapore subsidiary, the Grantee must notify the Singapore subsidiary

Exhibit 10.3

in writing within two (2) business days of (i) becoming the registered holder of or acquiring an interest (e.g., Restricted Stock Units, Stocks, etc.) in the Company or any of its subsidiary, or becoming the alternate director, substitute director or shadow director (as the case may be), whichever occurs last, or (ii) any change in a previously disclosed interest (e.g., sale of Stock). If the Grantee is the chief executive officer (“CEO”) of a Singapore subsidiary and the above notification requirements are determined to apply to CEO of a Singapore subsidiary, the above notification requirements also may apply to the Grantee.

SPAIN

Terms and Conditions

Nature of Award. In accepting the grant of Restricted Stock Units, the Grantee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates over and above the specific terms of the Plan. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Stock acquired upon lapse of the restrictions relating to the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, the Grantee understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Restricted Stock Units will be cancelled without entitlement to any Stock if the Grantee ceases to be an eligible participant for any reason, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985.  The Company, in its sole discretion, shall determine the date when the Grantee’s status as an eligible participant has terminated for purposes of the Restricted Stock Units.

In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Plan or Restricted Stock Unit. The Plan, the Agreement (including this Appendix) and any other documents evidencing the grant of the Restricted Stock Units have not been, nor will they be,

Exhibit 10.3

registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

Exchange Control Information. In the event that the Grantee is a Spanish resident and acquires Stock under the Plan, he or she must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  If the Grantee acquires Stock through the use of a Spanish financial institution, the institution will automatically make the declaration with the DGCI for the Grantee.  The Grantee must also declare ownership or sale of any Stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Stock is owned.  However, if the value of the Stock acquired or sold during the year exceeds the applicable threshold (currently €1,502,530), the filing is due within one month after the acquisition or sale, as applicable.

Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Stock acquired at vesting of the Restricted Stock Units) held in such accounts, and any transactions carried out with non-residents, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

Foreign Asset / Account Reporting Information.  Spanish residents holding rights or assets (e.g., Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year are required to report information on such rights and assets on his or her tax return for such year.  Stock acquired under the Plan constitute securities for purposes of this requirement, but unvested rights (e.g., Restricted Stock Units) are not considered assets or rights for purposes of this requirement.  After such shares or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares or accounts increases by more than €20,000 as of each subsequent December 31, or if the Grantee sells Stock or cancels bank accounts that were previously reported.

SWITZERLAND

Notifications

Securities Law Information. Neither this document nor any other materials relating to the grant of Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

TAIWAN

Notifications

Securities Law Information.  The offer of participation in the Plan is available only for employees of the Company and its Affiliates and is not a public offer of securities by a Taiwanese

Exhibit 10.3

company.

Exchange Control Information. The Grantee may acquire and remit foreign currency (including proceeds from the sale of Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the Grantee must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, the Grantee must also provide supporting documentation to the satisfaction of the remitting bank.

TURKEY

Notifications

Securities Law Information. Under Turkish law, the Grantee is not permitted to sell any Stock under the Plan in Turkey. The Stock is currently traded on the New York Stock Exchange (NYSE), which is located outside Turkey, under the ticker symbol “TSE” and the Stock may be sold through this exchange.

In certain circumstances, you are permitted to acquire and sell securities on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, the Grantee may be required to appoint a Turkish broker to assist with the sale of Stock acquired under the Plan. The Grantee should consult his or her personal legal advisor before selling any Stock acquired under the Plan to confirm the applicability of this requirement.

UNITED KINGDOM

Terms and Conditions

Tax Withholding and National Insurance Contributions Acknowledgement. Notwithstanding any provisions in the Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer, or by Her Majesty’s Revenue and Customs (“HMRC”) or any other tax authority or other relevant authority. The Grantee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold, or have paid or will pay, to HMRC (or any other tax authority or other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision may not apply to the Grantee if the indemnification is viewed as a loan. In this case, if the amount of any income tax due is not collected from or paid by the Grantee within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) may be payable. The Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Grantee by any of the means referred to in Section 8 of the Agreement.

Exhibit 10.3

Exclusion of Claim. The Grantee acknowledges and agrees that the Grantee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Grantee’s ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of termination of Grantee’s Employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of the Restricted Stock Units, the Grantee shall be deemed to have waived irrevocably any such entitlement.

***